SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2009

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 23, 2009, VASCO Data Security International, Inc. (VASCO) issued a press release providing a financial update for the first quarter ended March 31, 2009. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 23, 2009, VASCO held a conference call with investors to discuss VASCO’s earnings and results of operations for the first quarter ended March 31, 2009. A prepared script of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K. A transcript of the conference call is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The press release and the comments by VASCO during the conference call contained a non-GAAP financial measure within the meaning of the Securities and Exchange Commission’s Regulation G. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

The press release contained a reference to EBITDA and provided a reconciliation of EBITDA to net income. EBITDA, which is earnings before interest, taxes, depreciation and amortization, is computed by adding back net interest expense, income tax expense, depreciation expense, and amortization expense to net income as reported.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jan Valcke Employment Agreement Amendment

On April 23, 2009, VASCO and Jan Valcke, VASCO’s President and Chief Operating Officer, entered into an amendment to his employment agreement (the “Amendment”). The Amendment, effective December 31, 2008, conformed certain provisions of his employment agreement regarding payments upon termination and changes in control to the corresponding provisions of the employment agreements of VASCO’s other executive officers.

Prior to the Amendment, in the event Mr. Valcke was terminated without cause or quit for good reason, whether after a change in control of VASCO or not, Mr. Valcke would have continued to receive his base salary over a 24-month period. However, if such a termination had occurred at any time following a change in control, he could have elected to receive his base salary monthly payments in a lump sum payment equal to the present value of the stream of such payments and his incentive compensation payments in a lump sum payment equal to the present value of such payments. After the Amendment, in the event Mr. Valcke is terminated without cause or quits for good reason, he will still continue to receive his base salary over a 24-month period. However, he no longer has the ability to make an election to receive a lump sum payment in the event of such a termination at any time following a change of control. Instead, if such a termination occurs within two years following a change in control, then he will receive a lump sum payment equal to the present value of his base salary and any applicable incentive compensation at the rate then in effect, for a period of 24 months. The Amendment also changed the definition of change in control applicable under Mr. Valcke’s employment agreement to conform to the definition used in VASCO’s equity incentive plan and the timing of certain payments made after a termination of employment.

The above description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Employment Agreement Amendment, dated April 23, 2009, between VASCO Data Security International, Inc. and Jan Valcke.

99.1	Press release, dated April 23, 2009.

99.2	Prepared script of April 23, 2009 Earnings Conference Call.

99.3	Transcript of April 23, 2009 Earnings Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer

EXHIBIT INDEX

The following Exhibits are furnished herewith:

Exhibit No.	Description
10.1	Employment Agreement Amendment, dated April 23, 2009, between VASCO Data Security International, Inc. and Jan Valcke.

99.1	Press release, dated April 23, 2009.

99.2	Prepared script of April 23, 2009 Earnings Conference Call.

99.3	Transcript of April 23, 2009 Earnings Conference Call.